EXHIBIT

                       FOURTH AMENDMENT TO THE
                  AMGEN RETIREMENT AND SAVINGS PLAN

             (Amended and Restated as of January 1, 1993)

     The Amgen Retirement and Savings Plan (Amended and Restated as of January 1, 1993) (the "Plan") is hereby amended, effective as of January 1, 1994, in the following respects:

1. Sections 3.1 and 3.2 of the Plan are amended to read in their entirety as follows:

          "3.1 Eligible Employee. The term "Eligible Employee" means any Employee who is described in (a) or (b) and is not excluded under (c). An individual's status as an Eligible Employee shall be determined by the Company and such determination shall be conclusive and binding on all persons.

          (a) Regular Full-Time Employee. Unless excluded under (c) below, an individual classified by an Employer as a "regular full-time employee" is an Eligible Employee.

          (b) Regular Part-Time Employee. Unless excluded under (c) below, an individual classified by an Employer as a "regular part-time employee," including a temporary employee or intern shall become an Eligible Employee upon completion of a Year of Service.

          (c)  Excluded Employees.  An Employee shall not be an
     Eligible Employee if he is:

               (i) Covered by a collective bargaining agreement to which an Employer is a party, if such agreement does not provide for the Employee's participation in the Plan;

               (ii)  Employed by a non-U.S. subsidiary of the Company;
     or

               (iii) A leased employee, as defined in section 414(n) or section 414(o) of the Code.

          (d)  Eligibility After Break in Service.  An Eligible
     Employee shall continue as an Eligible Employee so long as he remains employed by an Employer as a "regular employee" and has not had a

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     Break in Service.  If an Eligible Employee has a Break in
     Service, he shall again become an Eligible Employee upon satisfaction of the eligibility conditions described in this Section."

2.   Section 3.2 is amended to read in its entirety as follows:

          "3.2 Plan Entry. Each Employee who satisfies the requirements of Section 3.1 shall be entitled to become a Participant effective as of his date of employment as an Eligible Employee or on any subsequent Entry Date."

3.   Section 4.8 is amended to read in its entirety as follows:

          "4.8 Rollover Contributions. With the Company's prior approval, an Eligible Employee may make one or more Rollover Contributions to the Plan. A Rollover Contribution shall be permitted only if it meets both of the following conditions:

          (a) The contribution must be made entirely in the form of U.S. dollars; and

          (b) The Eligible Employee must demonstrate to the Company's satisfaction that the contribution qualifies as a timely rollover contribution under section 402(c)(4), 403(a)(4) or 408(d)(3) or a similar provision of the Code.

A Rollover Contribution shall be paid to the Company in a lump sum in cash and shall be credited to the Participant's Rollover Account. The Participant may direct the investment of his Rollover Account by filing the specified investment election for in accordance with such rules as may be established by the Company; provided, however, that the Participant may not direct the investment of any portion of his Rollover Account in the Company Stock Fund."

4. Paragraphs (4) and (5) of Section 8.7(a) shall be amended to read in their entirety as follows:

          "(4) Cash installments paid at least annually over a period certain not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary. All life expectancies shall be determined not later than the date when payments commence and shall not be redetermined thereafter.

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     The amount of each installment payment shall be determined by dividing the remaining years in the period certain by the value of the Participant's Account.

          (5) Subject to the provisions of Section 8.8, a nontransferable annuity contract that provides for annuity payments at least annually over the lifetime of the Participant or the joint lifetimes of the Participant and his designated Beneficiary, and that may provide for a "period certain" feature (a "Lifetime Annuity")."

5. The Plan is amended by the addition at the end thereof of Supplement A in substantially the form attached hereto.

To record this Fourth Amendment to the Amgen Retirement and Savings Plan as set forth herein, the Company has caused its authorized officer to execute this document this 30th day of December, 1994.

                    AMGEN INC.

                    By:  /s/ Thomas E. Workman, Jr.
                         __________________________

                    Title: Vice President, Secretary
                           and General Counsel
                           _________________________

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                             SUPPLEMENT A
            TO THE AMGEN INC. RETIREMENT AND SAVINGS PLAN

ARTICLE 1:     PURPOSE

     Supplement A was established effective January 1, 1995, to provide for special eligibility, vesting and plan merger provisions applicable to Synergen Transferees. Supplement A is part of the Plan and shall be administered in accordance with the provisions thereof, except as expressly provide herein. Capitalized terms used in this Supplement A (other than those terms specifically defined herein) shall have the same meanings given to such terms in the Plan.

ARTICLE 2:     PARTICIPATION

     For purposes of Article 3 of the Plan, any Synergen Transferee
(a) who was participating or eligible to participate in the Synergen 401(k) Plan as of
December 31, 1994, or (b) who was in the waiting period for participation under the Synergen 401(k) Plan and is classified by Synergen, Inc. as a regular full-time employee as of December 31, 1994, shall be eligible to become a Participant as of January 1, 1995, provided that he or she then is an Eligible Employee. Any other Synergen Transferee shall become a Participant in accordance with
Article 3 of the Plan, taking into account the past-service credit provisions of this Supplement A.

ARTICLE 3:     PAST SERVICE CREDIT

     For purposes of determining eligibility and vesting service credit under Section 2.61 of the Plan, the Years of Service of a Synergen Transferee shall include the periods counted for such purposes under the terms of the Synergen 401(k) Plan, which measured service according to the elapsed-time method. In order to convert such past-service periods to equivalent Hours of Service, as is required by Treasury regulations section 1.410(a)-7(f)(2), each such Synergen Transferee will be credited with 190 Hours of Service for each month in which such Synergen Transferee would be required to be credited with one Hour of Service.

ARTICLE 4:     MERGER OF SYNERGEN 401(k) PLAN

     As soon as reasonably feasible after
January 1, 1995, and the effectuation of the transfer of Plan investments to Fidelity investments, the Synergen 401(k) Plan shall be merged with the Plan and, following
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the merger, the terms of the Plan shall apply to the merged accounts.
The foregoing notwithstanding, matching contribution accounts transferred from the Synergen 401(k) Plan on account of the merger shall continue to be 100% vested and shall be maintained as separate accounts from a Synergen Transferee's Matching Contributions Account to the extent deemed necessary or appropriate by the Plan Administrator.

ARTICLE 5:     ROLLOVERS FROM SYNERGEN PROFIT SHARING PLAN

     Following the termination of the Synergen Profit Sharing Plan, a participant in such plan who is then an Eligible Employee may elect, in accordance with
Section 4.8 of the Plan, to make a Rollover Contribution to the Plan of all or a portion of his distribution from the Synergen Profit Sharing Plan.

ARTICLE 6:     DEFINITIONS

     "Synergen Transferee" means an individual who is an employee of Synergen, Inc. on December 21, 1994 and who, on December 22, 1994, first becomes an Employee of the corporation (also known as Synergen, Inc.) formed as a consequence of the tender of the stock of Synergen, Inc. to Amgen Acquisition Subsidiary, Inc. and the merger of those two corporations.

     "Synergen 401(k) Plan" means the Synergen, Inc. Deferred Savings Plan, as in effect on and after December 31, 1994.

     "Synergen Profit Sharing Plan" means the Profit Sharing Plan of Synergen, Inc. (formerly the
Synergen, Inc. Employee Stock Ownership Plan), as in effect on and after December 31, 1994.